Exhibit (99.1)

EASTMAN KODAK COMPANY

Media Contacts:
David Lanzillo, Kodak         585-781-5481  david.lanzillo@kodak.com
Anthony Sanzio, Kodak         585-724-0243  anthony.sanzio@kodak.com
Rochelle van Halm, Creo       604-676-4526  rochelle.van.halm@creo.com
Ken Kadet, Fleishman-Hillard  612-573-3108  kadetk@fleishman.com

Investor Relations Contacts:
Don Flick                     585-724-4352  donald.flick@kodak.com
Patty Yahn-Urlaub             585-724-4683  patty.yahn-urlaub@kodak.com
Carol Wilke                   585-724-6791  carol.wilke@kodak.com

Kodak Completes Acquisition of Creo Inc.

Creo business now part of Graphic Communications Group;
Creo President Judi Hess, Chief Technology Officer Dan Gelbart join
Kodak

ROCHESTER, N.Y., June 15 - Eastman Kodak Company (NYSE: EK) today announced it has completed its acquisition of Creo Inc., a premier supplier of prepress and workflow systems used by commercial printers around the world. Creo's extensive solutions portfolio is now part of the Graphic Solutions & Services (GS&S) operating unit within Kodak's Graphic Communications Group (GCG).
  An important milestone in Kodak's digitally oriented growth strategy, the acquisition of Creo uniquely positions Kodak to be the preferred partner for its customers, helping them improve efficiency, expand their offerings and grow their businesses.
  In a transaction valued at approximately US$988 million, Kodak paid US$16.50 per share for all the outstanding shares of Creo, or approximately US$954 million. The value of the transaction also includes Creo's payment of approximately US$34 million for the cancellation of options prior to the close. For 2005, the acquisition is expected to be modestly dilutive to operational earnings. Kodak expects the acquisition to add approximately $.05 per share to operational earnings in 2006 and to add approximately $700 million in revenue.
  Kodak used its bank lines to initially fund the acquisition, with a portion of this debt to be refinanced in the capital markets at a future date.
  "The inclusion of Creo - its solutions and its people - into Kodak marks another significant milestone in our journey to become the global leader in graphic communications," said James Langley, President, Graphic Communications Group, and Senior Vice President, Eastman Kodak Company. "The addition of a complementary portfolio of leading computer-to-plate equipment, workflow software, prepress, proofing, digital plates,

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scanning and image capture solutions, in addition to the highly talented Creo team, will make Kodak a stronger partner for our customers."

Creo and GCG Integration

  With the acquisition complete, Creo's operations will be included in the GS&S portfolio. Judi Hess, formerly President, Creo, has joined Kodak and will lead the Workflow & Prepress strategic product group as General Manager and Vice President. Hess will remain based in Vancouver, B.C., which will serve as GCG's center for prepress and workflow applications. She reports to Jeff Jacobson, Chief Operating Officer, Graphic Communications Group, and President, Graphic Solutions & Services.

  Several other senior Creo managers will join Kodak now that the acquisition is complete, including:

     - Dan Gelbart is joining Kodak as a Senior Research Fellow and special advisor to Jim Langley.
     - Israel Sandler is Managing Director, Europe, Africa and Middle East region (EAMER).
     - Garron Helman is Managing Director, Greater Asia Region (GAR).

 "Since the completion of the acquisition of Kodak Polychrome
Graphics (KPG) in April, we have made tremendous progress on integration," said Jacobson. "We've put a new organizational structure in place, named a strong leadership team, and increased collaboration in sales and service. The completion of the Creo acquisition will only accelerate our integration activities, and allow us to achieve synergies and to offer our customers more and better solutions to help them grow their businesses."

About Eastman Kodak Company

Kodak is the leader in helping people take, share, print and view images - for memories, for information, for entertainment. With sales of $13.5 billion in 2004, the company is committed to a digitally oriented growth strategy focused on the following businesses: Health - supplying the healthcare industry with traditional and digital image capture and output products and services; Graphic Communications - offering on-demand color and black and white printing, wide-format inkjet printing, high-speed, high-volume continuous inkjet printing, as well as document scanning, output and storage products and services; Digital & Film Imaging Systems - providing consumers, professionals and cinematographers with digital and traditional products and services; and Display & Components - which designs and manufactures state-of-the-art organic light-emitting diode displays as well as other specialty materials, and delivers imaging

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sensors to original equipment manufacturers. More information about
Kodak (NYSE: EK) is available at www.kodak.com.

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Certain statements in this press release may be forward looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to Creo's projected revenues and the impact on Kodak's revenues and earnings and Kodak's cash generation plans are forward looking statements.

Actual results may differ materially from those expressed or implied in forward-looking statements. In addition, any forward-looking statements represent our estimates only as of the date they are made, and should not be relied upon as representing Kodak's estimates as of any subsequent date. While Kodak may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

Kodak's results may be adversely affected if it is unable to realize the expected benefits of the acquisition of Creo, including because of:

     - Difficulty in combining the operations of Creo with those of Kodak, resulting in failure to achieve the projected cost savings, synergies, efficiencies and revenue growth, and
     - Any loss of employees, customers or suppliers that Creo or Kodak may suffer as a result of the acquisition.

The forward-looking statements contained in this news release are subject to a number of factors and uncertainties, including Kodak's successful:

     - Implementation of its digitally oriented growth strategy, including the related implementation of our three-year cost reduction program;
     - Implementation of product strategies (including category expansion, digitization, organic light emitting diode (OLED) displays, and digital products);
     - Implementation of intellectual property licensing strategies;
     - Development and implementation of e-commerce strategies;
     - Completion of information systems upgrades, including SAP, our enterprise system software;
     - Integration of newly acquired businesses;
     - Completion of various portfolio actions;
     - Transition from analog to digital imaging;
     - Reduction of inventories;
     - Implementation of its debt management program;
     - Improvement in manufacturing productivity and techniques;
     - Improvement in receivables performance;
     - Reduction in capital expenditures;
     - Improvement in supply chain efficiency;

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     - Implementation of future focused cost reductions, including personnel reductions; and
     - Development of its business in emerging markets like China, India, Brazil, Mexico and Russia.

Forward-looking statements contained in this new release are subject to the following additional Kodak risk factors and uncertainties:

     - Inherent unpredictability of currency fluctuations and raw material costs;
     - Competitive actions, including pricing;
     - The nature and pace of technology evolution, including the analog-to-digital transition;
     - Continuing customer consolidation and buying power;
     - Current and future proposed changes to tax laws, as well as other factors which could adversely impact Kodak's effective tax rate in the future;
     - General economic, business, geopolitical, regulatory and public health conditions;
     - Market growth predictions, and
     - Other factors and uncertainties disclosed from time to time in Kodak's filings with the Securities and Exchange Commission.

Any forward-looking statements in this press release should be evaluated in light of these important factors and uncertainties.

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